MUNIYIELD FUND, INC.

FILE # 811-6414

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
11/16/2005	Metropolitan Transportation Authority 5% 11/15/35	468,760,000	11,000,000

Bear Stearns

Lehman Brothers

Citigroup Global

First Albany Capital

JP Morgan

Merrill Lynch

Morgan Stanley

UBS Financial

Advest

Banc of America

Commerce Capital

Jackson Sec

LaSalle Financial

Ramirez & Co

Raymond James

RBC Capital Markets

Roosevelt & Cross

Siebert Brandford Shank

Wachovia Bank

11/18/2005	NYS Dorm Authority Personal Income Tax 5% 3/15/35	836,185,000	5,000,000

Morgan Stanley

Citigroup Global

Goldman Sachs

A.G. Edwards

Bear Stearns

First Albany

JP Morgan

Lehman Brothers

MR Beal

Merrill Lynch

Ramirez & Co

RBC Capital

Roosevelt & Cross

Siebert Brandford Shank

UBS Financial